EXHIBIT 32.2

Mercury Computer Systems, Inc.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Mercury Computer Systems, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Robert E. Hult, Senior Vice President, and Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2004

/s/ ROBERT E. HULT
Robert E. Hult
SENIOR VICE PRESIDENT, AND CHIEF FINANCIAL OFFICER [PRINCIPAL FINANCIAL OFFICER]